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                                                                     EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Municipal Intermediate Term Fund of Merrill Lynch Municipal Series Trust

We consent to the use in Post-Effective Amendment No. 13 to Registration Statement No. 33-8058 of our report dated December 11, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

DELOITTE & TOUCHE LLP
Princeton, New Jersey
February 26, 1996